DATE:	February 13, 2007

TO:	All Media

FROM:	Standard Management
10689 N. Pennsylvania Street
Indianapolis, Indiana 46280

CONTACT:	Matthew Katz
Investor Relations
Phone: 317-574-6224

Standard Management Forms Partnership

(Indianapolis, Indiana)  Standard Management Corporation (“Standard Management” or the “Company”) (OTC: SMAN, SMANP), based in Indianapolis, Indiana, announced today the signing of a Management Agreement with Universal HealthCare Company, LLC (“Universal”), a newly organized entity that will provide pharmaceuticals to the long-term care industry.

Standard Management is a manager of Universal, which intends to acquire companies that provide pharmaceuticals to the long-term care industry. Standard Management will manage all subsidiaries of Universal.  Standard Management will receive management fees based on certain factors tied to results.

Standard Management is a member of Universal and anticipates that its equity ownership will be diluted to approximately 20% in connection with financing of acquisitions by Universal.

Ronald D. Hunter, Chairman, President and Chief Executive Officer of Standard Management stated, “This investment and financial structure provides less dilution to current Standard Management shareholders with increased opportunities for positive returns in a shorter time frame.  This partnership was influenced by new investors requiring separation from potential legacy issues while providing an opportunity for all investors.

Hunter continued, “When Standard Management emerged in 2005 as a provider of pharmaceuticals to the long-term care industry, management’s expectations were, by year-end 2008, the Company could achieve $200-$300 million in revenue.  Management continues to believe that with the Universal structure this goal can be achieved with adequate capital, based on current and anticipated acquisitions under contract and pending letters of intent.”

Mark Long, Executive Vice President, Pharmacy Operations commented, “Over the last 18 months we have purchased and sold pharmacies across the United States with run rate revenues exceeding $50 million.  We have refined our consolidation model attracting approximately $400 million in potential revenue in our acquisition pipeline. ”

Universal has agreed in principle to acquire Precision Healthcare from Standard Management for $4.2 million.  Consideration will be in the form of $2 million cash, $600,000 stock and $1.6 million debt.

Hunter concluded, “We are dedicated to building a national institutional pharmacy company providing products and services to the senior care market.”

Cautionary Note Regarding Forward Looking Statements

This press release contains “forward-looking statements” within the meaning of section 27A of the Securities Act of 1933.  The use of the words “believe,” “expect,” “anticipate,” “intend,” “may,” “estimate,” “could,” “plans,” and other similar expressions, or the negations thereof, generally identify forward-looking statements.  Forward-looking statements in this press release include, without limitation, the performance and growth of our business, potential future acquisitions, and their impact on the Company’s performance. These forward-looking statements are subject to known and unknown risks, uncertainties and other factors, which could cause actual results to be materially different from those contemplated by the forward-looking statements.  Such factors include, but are not limited to our ability to expand our health services business both organically and through acquisitions, including our ability to identify suitable acquisition candidates, acquire them at favorable prices and successfully integrate them into our business; general economic conditions and other factors, including prevailing interest rate levels and stock market performance , which may affect our ability to obtain customer response to new products, distribution channels and marketing initiatives; and increasing competition in the sale of our products.

We caution you that, while forward-looking statements reflect our good faith beliefs, these statements are not guarantees of future performance.  In addition, we disclaim any obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.

Standard Management is a holding company headquartered in Indianapolis, Indiana.  Information about the Company can be obtained by calling the Investor Relations Department at (317) 574-6224 or via the Internet at www.SMAN.com.